SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2015

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Attached as Exhibit 3.1, and incorporated into this Item 5.03 by reference, is the Fourth Restatement of the By-Laws of ProAssurance Corporation, containing a revision to Section 3.12. The amendment modifies the age limit for election, or re-election, to the Board. The amendment provides that age-limit language applicable to the Chairman of the Board of Directions applies to anyone elected as Vice Chairman. The prior language stated that the age limit would prohibit the nomination of prospective directors who would reach 72-years old (76-years old for the Board Chairman) on or after January 1 of the first-year of the term for which they were to be nominated. As amended, the language sets 72-years old (76-years old for the Board Chairman or any Vice-Chairman) on or before December 31 of the term for which they were to be nominated. The amendment was unanimously approved by our Board, and the Fourth Restatement of the By-Laws of ProAssurance Corporation is effective on December 2, 2015.
The Board also amended and adopted the corporation’s Corporate Governance Principles to reflect these changes. The amended document has been posted to the Corporate Governance Documents page within the Investor Relations section of our website, and may be accessed at
http://investor.proassurance.com/govdocs.

Item 7.01 Regulation FD Disclosure
Attached as Exhibit 99.2, and incorporated into this Item 7.01 by reference, is our news release announcing actions taken by our Board at their regular meeting on December 2, 2015. The Board approved the payment of a special dividend of $1.00 per common share and the payment of a regular dividend of $0.31 per common share. Both dividends will be paid on January 8, 2016 to shareholders who own our stock as of December 24, 2015. Our dividend policy anticipates a total annual dividend of $1.24 per common share, to be paid in equal quarterly installments. However, any decision to pay future cash dividends will be subject to the Board’s final determination after a comprehensive review of the company’s financial performance, future expectations and other factors deemed relevant by the Board.
The Board also set May 25, 2016 as the date for our 2016 Annual Meeting of Shareholders. The record date for the meeting is April 1, 2016.

Item 9.01 Financial Statements and Exhibits
3.1 The Fourth Amendment and Restatement of our By-Laws, including an amended Section 3.12 pertaining to age-limits for our Board members. The Fourth Restatement of the By-Laws of ProAssurance Corporation was approved by our Board, and is effective, on December 2, 2015.
99.1 News release issued on December 2, 2015, disclosing actions taken by our Board of Directors at their scheduled meeting on December 2, 2015. The Board approved the payment of a special dividend of $1.00 per common share and the payment of a regular dividend of $0.31 per common share. Both dividends will be paid on January 8, 2016 to shareholders who own our stock as of December 24, 2015. The Board also set May 25, 2016 as the date for our 2016 Annual Meeting of Shareholders. The record date for the meeting is April 1, 2016.
We are furnishing Exhibit 99.1 to this Current Report on Form 8-K solely for the purpose of incorporation by reference into Items 7.01 and 9.01. This exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2015
PROASSURANCE CORPORATION
by: /s/ Frank B. O’Neil
Frank B. O’Neil Senior Vice-President